Customized Pharmacy SoftCard Issuing Agreement

This Customized Pharmacy SoftCard Issuing Agreement ("Agreement"), is entered into on June 28, 2008 (the "Effective Date") by and between FullCircle Registry, Inc., a Nevada corporation, with its principal offices at 161 Alpine Drive, Shelbyville, KY, 40065-8878 (herein after "FullCircle"), and PinPay Data Services, Inc., a South Dakota corporation, with offices at 18700 Main Street, Ste 204A, Huntington Beach, CA 92648 (hereinafter "PinPay").

In consideration of the mutual covenants hereinafter set forth and obligations undertaken, the parties, intending to be legally bound, hereby covenant and agree as follows:

WHEREAS, FullCircle is in the business of providing prescription drug payment programs and related marketing and sales activities defined as the "FullCircle Prescription Services" ("FCPS"); and,

WHEREAS, PinPay is in the business of providing online PIN-debit payment services and the associated stored value SoftCard processing, clearing and settlement services for online businesses and merchants and Internet based customer payment and funds management transactions; and,

WHEREAS, FullCircle and PinPay are desirous of offering a FCPS product and service, including providing electronic funds payment services to individuals for the limited purpose of making online payments for prescription drugs at a selective and defined set of approved online pharmacies; and,

WHEREAS, FullCircle and PinPay, having reviewed materials are fully satisfied as to the other party's programs, marketing, processing and transaction services, desires to commit to fulfill the terms of this Agreement; and

NOW THEREFORE, based upon the mutual covenants contained herein, the parties agree as follows:

Obligations and Commitments

Both parties will cooperate and use their best efforts to fulfill the obligations and commitments undertaken; however, each party understands and agrees that the other party has other commitments and does not control the third parties who are required for the success of the objectives of this Agreement.

FullCircle will establish a drug card program, "FullCircle Prescription Services" ("FCPS"), which will allow an individual to purchase prescription drugs at program participating online pharmacies who are authorized PinPay merchants.

FullCircle will at its expense, market and sell the FCPS program to individuals, fund all program signups, customer service and admission of all non-PinPay elements of the program.

FullCircle will at its expense; contract with online pharmacies to supply prescription drugs to FCPS program members. Agreements will be entered into with each such

merchant to the satisfaction of FullCircle and PinPay. To participate, the online merchant must be a PinPay merchant. A merchant shall only be admitted to participate in this FCPS program and to accept payment from a "FCPS Special PinPay SoftCard" with approval of both FullCircle and PinPay. To be approved, and retain approval, the online pharmacy at its online store must only supply prescription drugs and no other products or services.

PinPay will at its expense, provide and operate a FCPS Special PinPay SoftCard program. The program will allow individuals to obtain a FCPS Special PinPay Card and to use such electronic money card subject to the terms and conditions of use established and from time to time changed or revised by PinPay; provided, that changes made by PinPay to the terms and conditions of use shall not be contrary to the purposes of this Agreement.

The FCPS Special PinPay SoftCard will include a limited set of the features available to a general purpose and general use PinPay SoftCard. The features provided will included at least: FCPS SoftCard Merchant assisted cash card load; SoftCard to FCPS SoftCard card transfer; debit card to FCPS SoftCard transfer; wire transfer in to the FCPS SoftCard account; the online purchase of products (limited to prescription drugs) at authorized online PinPay merchants; and may include other features whose inclusion is not contrary to the purposes of this Agreement.

The FCPS Special PinPay SoftCard features will not include: FCPS SoftCard-to-SoftCard transfer; bill pay; FCPS SoftCard to debit card transfer; FCPS SoftCard to credit card transfer; FCPS SoftCard Merchant assisted cash withdrawal; wire transfer out of the FCPS SoftCard account; and may exclude other features whose exclusion is not contrary to the purposes of this Agreement.

FullCircle is aware and accepts that PinPay has, at its sole discretion, the right to refuse to issue a FCPS Special PinPay SoftCard to anyone and to cancel an issued FCPS Special PinPay SoftCard at any time, without recourse. Individuals holding a FCPS Special PinPay SoftCard will be required to enter into a SoftCard agreement with PinPay and comply with all the operating rules and procedures issued by PinPay. These FCPS Special PinPay SoftCard account holders will be allow to load their FCPS Special PinPay SoftCard with funds, using various approved means, to make online purchases of products at a select and limited set of approved online pharmacies, defined by the mutual agreement of PinPay and FullCircle. These special accounts will not provide all of the features provided by a conventional PinPay SoftCard. FCPS Special PinPay SoftCard holders can apply for and hold conventional PinPay SoftCards.

FullCircle may charge an initial set up fee for FCPS customers; however, such funding of shall not be named or referred to as a FCPS Special PinPay SoftCard application fee, setup fee or card purchase fee. FullCircle will compensate PinPay for the setup of a FCPS Special PinPay SoftCard. The compensation shall be $2.00 per SoftCard account established. The sources of such payments are not controlled by PinPay. At all times the FCPS Special PinPay SoftCard shall be and shall be known to be a FREE card.

PinPay grants to FullCircle, for the defined period only, the exclusive right to enter into a FCPS program agreement with up to four undependably owned and operated online stores that sell exclusively prescription drugs to online shoppers. FullCircle will obtain consent and concurrence, which will not be unreasonable withheld, from

PinPay for each entity added to the FullCircle FCPS program. Under these rights, PinPay will not authorize or allow any other business or entity to offer a specialized prescription drug purchase type SoftCard (in the nature of the FCPS program) for the purchase of prescription drugs at these FCPS participating online pharmacy stores. The public, other entities and parties may shop and use a general issued PinPay SoftCard to purchase drugs, products and services from these one to four online pharmacy stores, but no other card issuer of a FCPS type card will be supported by PinPay. The period of this exclusivity is 26 months from the date PinPay officially announces operational release to the public of the PinPay services.

This exclusive right granted to FullCircle shall cease and terminate upon any one of the following conditions: the end of the 26 month time period; a termination under the termination conditions of this Agreement; or FullCircle has not signed-up at least 3,000 members in the FCPS program within 13 months from the date PinPay officially announces operational release to the public of PinPay services.

Without any warranties or assurances, both parties will cooperate on a best effort basis and as required utilize third party resources available on acceptable economic terms to fulfill the marketing administration, transaction and processing addressed by this Agreement. Both parties are aware and agree they are not in control of third party financial institutions or networks and can not assure these third parties' actual or continued participation or that if participation is secured that the terms and conditions will be economically or operationally acceptable to either of the parties.

The exclusivity granted by this Agreement is limited and does not prohibit either FullCircle or PinPay from offering its services and products to other parties, not covered by the exclusivity terms of this Agreement

Costs and Consideration

Subject to the terms of this Agreement, all development costs, maintenance expenses and operating costs and expenses shall be paid by the party whose service requires the costs or expense. Each party will bear his/her/its own costs and expenses to fulfill this Agreement. The costs and expenses incurred from marketing, setting up and servicing individuals in the FCPS program activities, or any online pharmacy, or related parties are the sole responsibility of FullCircle. The costs and expenses incurred from servicing PinPay SoftCard activities and imposed by the SoftCard holder, any other participant member of the PinPay network, or any related parties is the sole responsibility of PinPay.

Except as otherwise provided herein, a party does not share in the revenues earned or received from the activities and services provided by the other party. Fees and revenues earned by a party for the party's services and functions are the sole property of the party earning such revenues. Other than as specified in this Agreement revenues do not transfer across the interface between the two parties' activities. Specifically, the fees collected and revenues earned from the FCPS activities, and paid by the program members as commissions or compensation from the online pharmacies, or other similar parties is the sole property of FullCircle. The fees collected and revenues earned from PinPay SoftCard activities and paid by the SoftCard holder or any other participant member of the PinPay network, are the sole property of PinPay.

Term and Termination

This Agreement shall commence on the date first written above and remain in full force and effect for five (5) years or until terminated in writing by either party or for cause. A termination of this Agreement, without cause, shall be effectuated by a party providing notice in writing to the other party, of its intent to terminate this Agreement. The termination notice must be delivered according to the Notice terms of this Agreement. Such notice must be provided at least ninety (90) days prior to the effective date of termination.

This Agreement may be terminated "for cause" under and according to any of the following contingencies:

a. Breach of Agreement: If either party fails to comply with a material term of this Agreement or otherwise fails to meet its obligations hereunder, that party shall be deemed in default. If the defaulting party does not cure the default within one (1) business day after receipt, in writing, of notice of the default, the other party may terminate the Agreement forthwith by providing written notice thereof to the defaulting party.

b. Insolvency: If a receiver shall be appointed for a party or it shall seek protection under any national, state or federal bankruptcy or other types of insolvency law(s), or it shall be involuntarily placed into bankruptcy, or make an assignment for the benefit of creditors, or go out of business, this Agreement shall immediately terminate.

c. Mutual Consent: This Agreement may be terminated sooner than thirty days should the parties so agree.

d. Network or Supporting Processor Directed. One or more of the card or financial networks or processors supporting one of the parties' services requires such termination.

e. Regulatory Directed: A regulation or law, or a regulatory agency or authorized regulatory entity requires such termination.

Liability and Indemnification

Each party shall indemnify and hold the other party free and harmless from any and all first party and third party claims, damages or lawsuits (including costs and reasonable attorneys' fees) arising out of negligence or malfeasant acts of a party, its employees and its agents.

Neither party shall be liable to the other party for any damages, including without limitation indirect or consequential damages, resulting from any failure, error, malfunction or inaccessibility of a party's servers, operations or services, even if the failing party knew that damages were likely or the damage was a result of the party's such an event.

Trademarks and Trade Names

During the term of this Agreement, each party grants the other the right to use each other's trade names, trade marks and logos in marketing, promotional and advertising material as long as the trade marks are used in accordance with common practice, for the benefit of this Agreement and with prior consent from each party.

The parties have signed a mutual non-disclosure agreement which is attached hereto as EXHIBIT A and is hereby incorporated into this Agreement by reference.

Additional Terms and Conditions

Relationship of the Parties. FullCircle and PINPAY are independent contractors and neither party is the legal representative, agent, joint venture party, partner, or employee of the other party for any purpose whatsoever.

Conflict Issues. All parties are aware and accept that Alec Stone is a shareholder in both entities and is also a Member of the Board of Directors of ACAP Security Inc., the owner of PinPay and the SoftCard. Mr. Stone did not participate in the negotiations or approval of this Agreement between the parties.

Third Party Beneficiary. No provisions of this Agreement are intended, nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any other party, except as provided in this Agreement.

Governing Law. This Agreement will be governed in all respects by the laws of the jurisdiction selected for the arbitration, See "Arbitration."

Waiver. No failure or delay on the part of either party in exercising any right or remedy hereunder will operate as a waiver thereof. No provision of this Agreement may be waived or amended except in a writing signed by the party granting such waiver.

Severability. In the event that any provision of this Agreement will be unenforceable or invalid such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

Assignment. Except for transfer to affiliated entities, neither this Agreement nor any rights or obligations in this Agreement may be assigned or delegated by FullCircle without the prior written consent of PinPay; or be assigned or delegated by PinPay. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators.

Force Majeure. Except for payment and indemnity obligations hereunder, neither party will be liable for any failure or delay in performing any obligation under this Agreement that is due to causes beyond its reasonable control, such as but not limited to natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, communications systems breakdowns, power outages, or the inability to procure supplies or materials. If any of these causes continue to prevent or delay performance for more than ninety (90) days, the affected party may terminate this Agreement, in whole or in part, effective immediately upon written notice to the other party.

Headings and Definitions. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior understandings, agreements, representations and warranties relating to such subject matter. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing.

Notices. Except as otherwise specified in this Agreement, all notices, reports, consents, and approvals required or permitted to be given hereunder will be in writing, signed by the party sending such notice, and sent registered or certified mail, postage or shipping charges prepaid, or by Express mail, or by an express delivery service, properly addressed, if to PINPAY, then to PINPAY Inc., Attention: Legal Department, at the address listed in this Agreement; and if to FullCircle, then to the address listed in this Agreement or such other address as is provided in

writing by the party changing such address, delivered to the other party according to the notice delivery rules stated above.

Authority to Contract. Each party represents that it has the full power and authority to enter into this Agreement and convey the rights conveyed herein. Each party further represents that it has not entered into, nor will it enter into, any agreements that would conflict with its obligations hereunder or render it incapable of satisfactorily performing hereunder.

Arbitration. If any dispute shall arise between or among any of the parties as to their rights or liabilities under this Agreement, the dispute shall be exclusively determined, and the dispute shall be settled, by arbitration in accordance with the commercial rules of the American Arbitration Association. The arbitration shall be held in a jurisdiction mutually agreed upon by the parties or if agreement can not be reached, at the jurisdiction of the business offices of the defending party before a panel of three arbitrators, one of whom is chosen by each of the parties to the dispute and one of whom is chosen by the two arbitrators chosen by the parties. The decision of the arbitrators shall be final and binding upon the parties. Each of the parties hereby acknowledges that this provision constitutes a waiver of their right to commence a lawsuit in any jurisdiction with respect to the matters which are required to be settled by arbitration as provided in this section.

Prevailing Party's Fees. In any dispute among the parties, whether or not resulting in arbitration, the party substantially prevailing shall be entitled to recover from the other party reasonable attorney fees, costs, and expenses; court costs; and other costs of action. For purposes of this Agreement, the terms "attorney fees or legal counsel fees" or "attorney fees or legal counsel fees and costs" shall mean the fees and expenses of counsel to the parties and may include, without limitation, printing, copying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians, and others not admitted to the bar but performing services under the supervision of an attorney. These terms shall also include, without limitation, all fees and expenses for appeals, arbitrations, and bankruptcy proceedings.

Pronouns and Gender. Any pronouns used in this Agreement shall be deemed to include the masculine, feminine, or neuter gender, all as the context and meaning of this Agreement may require. Any expression in the singular or plural shall, if appropriate in the context, include both the singular and the plural.

Time of Essence. Time is of the essence of this Agreement and all terms, covenants, conditions, and provisions set forth in this Agreement.

Government Works. No claim is made to any original government works; however, within this product, material, or publication, the following are subject to respective party's and it's affiliates copyright: (1) the gathering, compilations, and arrangement of such governmental materials; (2) the electronic or magnetic or optical translation and digital conversion of the data and code, if applicable; (3) the historical, statutory and other notes and references; and (4) the commentary and other materials.

Binding Agreement. The parties acknowledge the legally binding nature of this Agreement. By signing a copy or a faxed copy of the signature page of this Agreement the signing party is acknowledging and affirmatively stating that the party has read and understands the terms and that the party agrees to be bound by the terms and conditions.

Effect of Illegality. In the event that this Agreement or any of the obligations undertaken pursuant to it shall have been determined to be unlawful, then this Agreement shall cease without further obligation or recourse to either party, except for the confidentiality obligations.

Independent Investigation. Each party acknowledges that they have read this Agreement, have had an opportunity to consult with their own legal advisors if they so desired, and agree to all its terms and conditions.

Acceptance of Facsimile and Electronic Signatures. The parties agree that this Agreement, agreements ancillary to this Agreement, and related documents to be entered into in connection with this Agreement will be considered signed when the signature of a party is delivered by facsimile or electronic transmission. Such facsimile or electronic signature shall be treated in all respects as having the same effect as an original signature.

Authorized Signatories. The signatories to this Agreement each warrants and represents that they are duly authorized to execute this Agreement on behalf of their respective parties, that they have binding authority and that all votes, resolutions and other acts required for the due authorization to enter into this Agreement have been taken or completed.

In Witness whereof, the parties, acting through their authorized agent(s), have set their hands in signature and as of the first written above.

FullCircle Registry, Inc.

Signed: ______________________

Norman L. Frohreich
CEO
FullCircle Registry, Inc.
161 Alpine Drive
Shelbyville, Kentucky 40065-8878
Phone: 502-410-4500
Fax: 502-633-6163

PinPay Data Services Inc

Signed: ______________________

Glenn Gearhart
CEO
PinPay Data Services Inc.
18700 Main Street, Ste 204A
Huntington Beach, CA 92648
Phone: 714-843-0099
Fax: 714-907-0836

EXHIBIT A

Non-Disclosure Agreement

[To be attached]